UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Bottomline Technologies (de), Inc.

(Exact name of registrant as specified in charter)

Delaware	000-25259	02-0433294
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Corporate Drive, Portsmouth, New Hampshire 03801

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (603) 436-0700

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 31, 2014, Bottomline Technologies (de), Inc., a Delaware corporation (“Bottomline”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Argo Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of Bottomline (“Merger Sub”), Andera, Inc., a Delaware corporation (“Andera”) and the other parties thereto. Pursuant to the Merger Agreement, Bottomline agreed to acquire Andera through a merger of Merger Sub with and into Andera pursuant to which merger Andera will become a wholly owned subsidiary of Bottomline.

Pursuant to the Merger Agreement, the consideration to be paid by Bottomline to equity holders of Andera consists of approximately $44.5 million in cash ($4.5 million of which will be held in escrow for 12 months from the closing of the merger as a source for the satisfaction of indemnification obligations owed to Bottomline) and approximately 102,000 shares of Bottomline common stock. The common stock component of the purchase consideration will be issued to certain equity holders of Andera who are becoming employees of Bottomline and will be subject to a vesting schedule tied to continued employment. Bottomline will also assume certain unvested equity awards under Andera’s equity incentive plans, which will be converted into unvested Bottomline stock or unvested options to purchase Bottomline stock pursuant to an exchange ratio set forth in the Merger Agreement.

On March 31, 2014, Bottomline issued a press release announcing its entry into the Merger Agreement. The full text of the press release issued in connection with the announcement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Language

This Current Report on Form 8-K may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements reflecting our expectations about our pending acquisition of Andera. Any statements that are not statements of historical fact (including but not limited to statements containing the words “believes,” “plans,” “anticipates,” “expects,” “look forward”, “confident”, “estimates” and similar expressions) should be considered to be forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors including, among others, the risk that Bottomline may not be able to complete the acquisition of Andera in a timely manner or at all and the risk that Bottomline may not be able to integrate successfully Andera’s business into Bottomline’s business. For additional discussion of factors that could impact Bottomline’s operational and financial results, refer to Bottomline’s Form 10-K for the fiscal year ended June 30, 2013 and any subsequently filed Form 10-Q’s and Form 8-K’s or amendments thereto. Any forward-looking statements represent Bottomline’s views only as of today and should not be relied upon as representing Bottomline’s views as of any subsequent date. Bottomline does not assume any obligation to update any forward-looking statements.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Please see attached Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOTTOMLINE TECHNOLOGIES (de), INC.

Date: March 31, 2014	By:	/s/ Eric K. Morgan
Eric K. Morgan
Senior Vice President, Global Controller

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated March 31, 2014.